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                                                                  EXHIBIT (l)(3)

                                  May 9, 2001

Nuveen Investments
c/o Vedder, Price, Kaufman & Kammholz
22 North LaSalle Street
Chicago, IL 60601

          Re:  Nuveen Ohio Dividend Advantage Municipal Fund

Gentlemen:

     We hereby consent to the use of our name and the reference of our firm in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Nuveen Ohio Dividend Advantage Municipal Fund and the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                  Very truly yours,

                                                  /s/ Squire Sanders